Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact:	Investor Contact:
LeAnne M. Stewart	The Ruth Group
Chief Financial Officer	Nick Laudico
239-931-7281	646-536-7030
leanne.stewart@21co.com	nlaudico@theruthgroup.com

Brandon Vazquez
646-536-7032
bvazquez@theruthgroup.com

21ST CENTURY ONCOLOGY HOLDINGS INC. REPORTS PRELIMINARY THIRD QUARTER 2015 FINANCIAL RESULTS

FORT MYERS, FL, November 16, 2015 — 21st Century Oncology Holdings, Inc. (“21C or the “Company”), the leading global, physician-led provider of integrated cancer care (“ICC”) services, announced today its financial results for the third quarter ended September 30, 2015.

Dr. Daniel Dosoretz, Founder, President and Chief Executive Officer, commented, “Although the financial results for the third quarter were disappointing, we are pleased with our continued organic performance and cash flow generation ability. In June 2015, ASTRO published coding guidance on its website advising providers to discontinue reporting the treatment simulation code when IMRT treatment planning is ordered.  We subsequently amended our coding policy to align with this guidance on July 1, which resulted in a net reimbursement decline. Additionally, during the quarter changes in treatment modality became more prevalent. The change resulted in a fewer number of treatments delivered due to improved technology that has allowed our physicians to treat certain tumors utilizing a more-intensive radiation dose, but with a fewer number of fractions. As the largest global provider of radiation therapy delivery we are at the forefront of implementing the latest advances in clinical radiation practices throughout our network.”

Dr. Dosoretz continued, “Our fourth quarter cases per day, which of course means an increase in new patients, are trending above third quarter levels, causing me to be optimistic in regards to our 4th quarter performance and for 2016. Our integration of SFRO is on schedule, and we expect to realize significant synergies from fully combining this operation with the existing 21C operations in 2016. Our recent acquisitions, joint ventures and international operations continue to perform well and have outstanding long-term prospects. We remain focused on providing the necessary technology, clinical best practices, and high quality operating support to our physician network, so as to provide them with the tools and resources to achieve superior outcomes.”

Third Quarter 2015 Results

Total pro forma revenues for the third quarter of 2015 were $258.2 million, up slightly compared to total pro-forma revenues of $257.6 million in the same quarter of 2014. Revenue growth from acquired and new operations as well as our international business was offset by approximately $2.3 million from simulation code bundling, approximately $3.3 million from a change in treatment modality, which resulted in fewer treatments per radiation oncology case, and $5.4 million of revenue adjustments at Medical Developers resulting from a correction in our revenue recognition process.

While total radiation oncology cases completed during the quarter increased 1.6%, revenue per radiation oncology case declined 3.8% due to modality shifts, particularly in breast and lung cases, along with the simulation code for IMRT cases now being combined with the planning code.

Pro Forma Adjusted EBITDA in the third quarter of 2015 was $27.2 million, or 10.5% of total pro forma revenues, as compared to $39.7 million, or 15.4% of total pro forma revenues, in the third quarter of 2014. The primary contributors to the EBITDA decline were the aforementioned $11.0 million of items affecting revenue combined with $4.2 million of additional compensation and benefits expenses and $1.1 million of minority interest distributions, partially offset by $2.5 million from acquisitions and $2.7 million resulting primarily from the ongoing implementation of our savings and synergies initiatives.

Total pro forma revenues for the nine months ended September 30, 2015 were $822.9 million, up 7.5% compared to total pro forma revenues of $765.7 million for the first nine months of 2014. Same store total radiation cases completed during the first nine months increased 6.6%, but same store revenues per completed radiation case declined 6.0% due to the impact of modality and the simulation code change. Pro Forma Adjusted EBITDA was $124.3 million for the nine months ended September 30, 2015, up 6.9% compared to $116.3 million for the first nine months ended September 30, 2014.  Pro-forma EBITDA margin was essentially flat for the two nine month periods.

Recent Developments

As previously announced, on July 2, 2015 we purchased the remaining 35% of SFRO for $44.1 million. Consideration for the purchase was comprised of $15.0 million in cash, $14.6 million in a seller financing note, and $14.5 million in 21st Century Oncology Investments LLC preferred stock.  The integration of SFRO continued during the quarter and is expected to be completed by March 31, 2016.

On August 1, 2015, 21C purchased a controlling stake in a joint venture with a leading oncology group.  This purchase resulted in the two entities having a controlling interest in the hospital based radiation center located at the Hospital Manuel Uribe Angel de Envigado in Medellin, Colombia.

On Friday October 30, 2015, CMS released the 2016 Physician Fee Schedule Final Rule, which includes an approximate 2% reduction to overall radiation oncology and an approximate 2.7% reduction to overall freestanding center reimbursement. Based on the Company’s preliminary review of the Final Rule and its impact on its treatment and reimbursement code mix, the Company estimates the final rule will negatively impact its full year 2016 EBITDA by approximately $7-$9 million, down from an estimated $17-$20 million after the release of the 2016 Physician Fee Schedule Preliminary Rule. We have a dynamic and flexible infrastructure and remain the global leader in clinical quality and cost effectiveness, with an ICC model that has proven its ability to deliver same store volumes and incremental market share gains. Given these unique attributes, we remain the best-positioned provider to thrive in a wide range of different reimbursement scenarios.

Earnings Release Special Note:

During the quarter the Company changed its independent registered public accounting firm.  The Company continues to work with its independent accountants in finalizing their review of the Company’s financial statements for filing with the SEC on Form 10-Q for the quarter ended September 30, 2015. While adjustments may be made to these preliminary financial statements, the Company does not believe that the completion of this process will result in a material change to the preliminary Pro-Forma Adjusted EBITDA calculation nor the preliminary condensed consolidated statements of operations, comprehensive loss and cash flows results presented herein.

Conference Call

The Company will host a conference call on Monday, November 16, 2015 at 2:00 p.m. Eastern Time, during which management will discuss its financial results in further detail. The dial-in numbers are (877) 407-9039 for domestic callers and (201) 689-8470 for international callers.  In addition, a telephonic replay of the call will be available until November 30, 2015.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 13622067 to access the replay.

A live webcast and webcast replay of the call will also be available from the Events section on the corporate web site at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of September 30, 2015, the Company operated 182 treatment centers, including 146 centers located in 17 U.S. states and 36 centers located in seven countries in Latin America.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2015 and the effects of the CMS’s Final Rule for the 2016 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, state and federal investigations, claims and litigation matters, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	PRELIMINARY
	September 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$47,793	$99,167
Restricted cash	80	7,051
Marketable securities	622	—
Accounts receivable, net	149,224	137,807
Prepaid expenses	9,381	8,728
Inventories	5,162	4,526
Deferred income taxes	191	227
Other	8,056	7,457
Total current assets	220,509	264,963

Equity investments in joint ventures	1,236	1,646
Property and equipment, net	249,392	270,757
Real estate subject to finance obligation	11,625	22,552
Goodwill	492,084	469,596
Intangible assets, net	74,434	81,680
Other assets	49,282	35,530
Total assets	$1,098,562	$1,146,724

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$59,397	$57,635
Accrued expenses	111,084	82,609
Income taxes payable	1,814	2,114
Current portion of long-term debt	30,858	26,350
Current portion of finance obligation	481	433
Other current liabilities	6,484	19,687
Total current liabilities	210,118	188,828
Long-term debt, less current portion	1,009,196	940,771
Finance obligation, less current portion	12,057	23,610
Embedded derivative features of Series A convertible redeemable preferred stock	23,541	15,843
Other long-term liabilities	39,861	51,079
Deferred income taxes	3,716	4,480
Total liabilities	1,298,489	1,224,611

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 authorized, 385,000 issued and outstanding at September 30, 2015 and December 31, 2014	404,179	328,926
Noncontrolling interests - redeemable	19,934	49,797

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized 1,059 and 1,028 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	569,036	626,001
Retained deficit	(1,174,400)	(1,067,487)
Accumulated other comprehensive loss, net of tax	(45,008)	(38,690)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(650,372)	(480,176)
Noncontrolling interests - nonredeemable	26,332	23,566
Total deficit	(624,040)	(456,610)
Total liabilities and equity	$1,098,562	$1,146,724

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	PRELIMINARY		PRELIMINARY
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Net patient service revenue	$239,606	$238,403	$759,743	$698,261
Management fees	14,180	16,762	45,261	50,215
Other revenue	4,199	2,453	16,673	8,437
Total revenues	257,985	257,618	821,677	756,913

Expenses:
Salaries and benefits	142,640	134,599	436,996	396,311
Medical supplies	22,498	24,771	73,563	71,007
Facility rent expenses	16,821	14,867	50,618	47,529
Other operating expenses	16,049	15,558	47,046	46,035
General and administrative expenses	39,259	37,811	111,945	101,985
Depreciation and amortization	22,479	22,388	67,290	65,272
Provision for doubtful accounts	5,651	5,621	13,872	13,345
Interest expense, net	23,724	30,233	73,737	87,659
Impairment loss	—	47,526	—	229,526
Early extinguishment of debt		8,558	37,390	8,558
Other income and expenses	(7,613)	1,161	2,362	5,965
Total expenses	281,508	343,093	914,819	1,073,192

Loss before income taxes	(23,523)	(85,475)	(93,142)	(316,279)
Income tax expense	1,152	1,173	6,930	4,213

Net loss	(24,675)	(86,648)	(100,072)	(320,492)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(2,458)	(729)	(6,841)	(4,590)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(27,133)	(87,377)	(106,913)	(325,082)

Other comprehensive loss:
Unrealized loss on foreign currency translation	(2,688)	(1,990)	(7,185)	(12,596)

Comprehensive loss	(27,363)	(88,638)	(107,257)	(333,088)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(2,043)	(512)	(5,974)	(3,502)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(29,406)	$(89,150)	$(113,231)	$(336,590)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	PRELIMINARY
	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(100,072)	$(320,492)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67,290	65,272
Provision for doubtful accounts	13,872	13,345
Impairment loss	—	229,526
Early extinguishment of debt	37,390	8,558
Fair value adjustment of embedded derivatives	8,128	—
Amortization of debt discount	1,228	2,035
Amortization of loan costs	3,675	4,821
Paid in kind interest on notes payable	370	—
Equity interest in net (earnings) loss of joint ventures	(202)	161
Distribution received from unconsolidated joint ventures	106	168
Other	(979)	7,223
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(33,058)	(31,317)
Income taxes payable	(109)	(933)
Inventories	(624)	(195)
Prepaid expenses	2,192	2,747
Accounts payable	3,921	12,320
Accrued deferred compensation	1,057	1,059
Accrued expenses / other liabilities	29,157	17,392

Net cash provided by operating activities	33,342	11,690

Cash flows from investing activities
Purchase of property and equipment	(33,595)	(44,269)
Acquisition of medical practices	(33,064)	(50,121)
Restricted cash associated with medical practice acquisitions	6,970	(3,471)
Proceeds from the sale of property and equipment	1,143	91
Purchase of marketable securities	(4,633)	—
Sale of marketable securities	4,013	—
Repayments from (loans to) employees	353	(871)
Contribution of capital to joint venture entities	—	(620)
Distribution received from joint venture entities	496	—
Proceeds from foreign currency derivative contracts	—	26
Premiums on life insurance policies	(1,015)	(851)
Change in other assets and other liabilities	45	(256)

Net cash used in investing activities	(59,287)	(100,342)

Cash flows from financing activities
Proceeds from issuance of debt	972,851	164,556
Principal repayments of debt	(921,871)	(250,208)
Repayments of finance obligation	(168)	(167)
Proceeds from issuance of Series A convertible redeemable preferred stock	—	325,000
Proceeds from issuance of noncontrolling interest	743	1,250
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	3,230	229
Purchase of noncontrolling interest - non-redeemable	(16,233)	—
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(4,072)	(2,050)
Payments for contingent considerations	(8,537)	—
Payments of costs for equity securities offering	—	(4,220)
Payment of call premium on long-term debt	(24,877)	—
Payments of loan costs	(26,481)	(2,437)

Net cash (used in) provided by financing activities	(25,415)	231,953

Effect of exchange rate changes on cash and cash equivalents	(14)	(42)

Net (decrease) increase in cash and cash equivalents	(51,374)	143,259
Cash and cash equivalents, beginning of period	99,167	17,462

Cash and cash equivalents, end of period	$47,793	$160,721

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	PRELIMINARY		PRELIMINARY
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands):	2015	2014	2015	2014
Total revenues	$257,985	$257,618	$821,677	$756,913
Pro-forma full period effect of acquisitions (a)	169	—	1,183	8,819
Total pro-forma revenues	$258,154	$257,618	$822,860	$765,732

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(27,133)	$(87,377)	$(106,913)	$(325,082)
Income tax expense	1,152	1,173	6,930	4,213
Interest expense, net	23,724	30,233	73,737	87,659
Depreciation and amortization	22,479	22,388	67,290	65,272
Impairment loss	—	47,526	—	229,526
Early extinguishment of debt	—	8,558	37,390	8,558
Net income attributable to noncontrolling interests, net of cash distributions	408	(365)	2,769	2,540
Other expenses (b)	2,200	4,090	6,204	11,290
Non-cash expenses (c)	782	1,120	3,090	3,090
Other non-cash income / expense items (d)	(7,946)	620	1,054	4,685
Acquisition-related costs (e)	1,128	1,371	3,507	9,955
Litigation matters (f)	10,279	1,097	28,798	4,423
Expenses associated with note-holder negotiations and management of liquidity (g)	—	9,258	—	9,378
Pro-Forma full period effect of acquisition EBITDA (a)	117	—	467	742

Pro-Forma Adjusted EBITDA (1)	$27,190	$39,692	$124,323	$116,249

Pro-Forma Adjusted EBITDA as a percentage of total pro-forma revenues	10.5%	15.4%	15.1%	15.2%

(1) Pro-Forma Adjusted EBITDA, as defined per the Credit Agreement dated as of April 30, 2015, calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2015 and 2014.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle / closed radiation therapy facilities.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Other non-cash income / expense items include: gain on BP settlement, equity initial public offering expenses, loss on sale lease back transaction, fair value adjustment of noncontrolling interest and earn-out liabilities, fair value adjustment of embedded derivative, gain on foreign currency derivative contracts, sale-lease back adjustments.

(e) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

(g) Expenses associated with negotiating with note-holders, recapitalization support agreement and legal and consulting fees associated with management of liquidity.

We believe the Pro-Forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-Forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc.  shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited) PRELIMINARY

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
United States	2015	2014	Change	2015	2014	Change

Number of treatment days	64	64		191	191

Total treatments - freestanding centers (same store basis)	193,840	200,078	-3.1%	586,160	583,594	0.4%

Treatments per day - freestanding centers (same store basis)	3,029	3,126	-3.1%	3,069	3,055	0.4%

Percentage change in freestanding revenues — same store basis	-3.4%	3.5%		0.2%	6.4%

Total radiation oncology cases completed *	8,168	8,042	1.6%	25,866	23,767	8.8%

Total radiation oncology cases completed (same store basis)*	8,042	8,010	0.4%	24,926	23,374	6.6%

Revenue per radiation oncology case (same store basis)	$18,219	$18,935	-3.8%	$17,911	$19,055	-6.0%

Radiation therapy centers - freestanding (global)	170	167
Radiation therapy centers - professional / other (global)	12	11

Total radiation therapy centers	182	178

Days sales outstanding at quarter end	44	41

Net patient service revenue (global) - professional services only (in thousands)	$81,135	$78,001	4.0%	$261,902	$230,919	13.4%

Net patient service revenue (global) - excluding physician practice expense (in thousands)	$260,961	$260,953	0.0%	$822,892	$764,595	7.6%

* Total cases completed represents a count of patients that have completed their course of treatment. Total case counts are based on legacy and acquired clinical systems.

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
International	2015	2014	Change	2015	2014	Change

Total number of new cases	4,907	4,480	9.5%	14,034	13,361	5.0%

Revenue per radiation oncology case	$5,489	$5,761	-4.7%	$6,216	$5,328	16.7%